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                                                                      EXHIBIT 11

                    GLOBAL INTELLICOM, INC. AND SUBSIDIARIES

                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

                                  (UNAUDITED)

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                                                                                           THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                       ---------------------------
                                                                                           1997           1998
                                                                                       -------------  ------------
INCOME (LOSS) PER COMMON SHARE
Net Income (Loss)....................................................................     (1,669,007)      536,167
Less: Cumulative undeclared dividends on
     Series 3 Convertible Preferred Stock............................................         52,500        52,500
                                                                                       -------------  ------------
Adjusted net loss....................................................................  $  (1,721,507) $    483,667
                                                                                       -------------  ------------
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SHARES:
      Weights average number of common
        shares outstanding...........................................................      7,335,524     7,952,345
                                                                                       -------------  ------------
                                                                                       -------------  ------------
INCOME (LOSS) PER COMMON SHARE.......................................................  $       (0.23) $       0.06
                                                                                       -------------  ------------
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